Cannabis Sativa and MJ Harvest Announce the Signing of the Definitive Plan of Merger and Reorganization

LAS VEGAS, NV / ACCESSWIRE / August 11, 2022 / Cannabis Sativa, Inc. ("CBDS") (OTCQB:CBDS) announced that it has entered into a definitive Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) to merge with and into MJ Harvest, Inc. (“MJHI”).

The Merger Agreement was executed on August 8, 2022 and management expects the merger and reorganization to be completed in the fourth quarter of calendar year 2022 subject to certain conditions precedent including shareholder approval by both CBDS and MJHI shareholders.

The Merger Agreement provides for MJHI shareholders to receive 2.7 shares of CBDS common stock for each one share of MJHI common stock held immediately prior to the merger. Upon completion of the merger on the terms described in the Merger Agreement, it is anticipated that MJHI shareholders would own approximately 72% of the surviving company. The Merger Agreement contemplates that CBDS will be the surviving company in the merger and that following the merger, MJHI will cease to exist as a separate corporate entity.

Since 2013, Cannabis Sativa has focused on assembling a portfolio of brands, products, intangible assets, and expertise to allow research, development, acquisition and licensing of specialized cannabis and CBD related products, including a patented cannabis strain, CBD formulas, edibles, topicals, recipes and delivery systems. In 2017 Cannabis Sativa acquired 51% of PrestoDoctor, a top-rated medical marijuana telehealth provider for patients seeking access to medical marijuana in the US.

Since 2017, MJ Harvest has made great progress in becoming a dynamic vertically integrated cannabis company in North America. With a strong presence in Oklahoma and South Dakota, MJ Harvest and its portfolio companies have seized upon additional opportunities in the cannabis sector in Colorado and California, and management is currently reviewing expansion opportunities in New York, New Jersey, Florida, and Missouri, as well as working to expand its footprint in California through acquisition of new facilities.

MJHI currently owns a 25 percent interest in PPK Investment Group, Inc. (“PPK”), a vertically integrated cannabis operator in Oklahoma and South Dakota. The agreement with PPK provides an option for MJHI to purchase 100% of PPK at any time prior to March 2023.

In May 2021, PPK entered into a cannabis joint venture agreement with the Flandreau Santee Sioux Tribe of South Dakota (“FSST”). Under the joint venture agreement, PPK opened extraction and manufacturing facilities in a building located on the FSST Reservation and has been manufacturing products for FSST at that location utilizing biomass grown in FSST’s existing and expanding grow operations. FSST markets their products under the Native Nations Brand. PPK markets its products under the Country Cannabis Brand and PPK and FSST have agreements to cross market their respective brands in the various states where each does business.

The merger, if consummated, represents a shift in the operations of CBDS from its current telehealth business toward a focus on the vertically integrated cannabis business being developed by MJHI. The combined businesses following the merger will have operations in 10 states, and a comprehensive product line that includes the Country Cannabis Brand plus licensing arrangements for the Weedsy, BLVK, Chronic, and Sublime Brands. MJHI also holds 10% investments in WDSY, LLC and Blip Holdings, LLC, the companies that own the Weedsy and BLVK brands, respectively. MJHI's current product offerings and the Brands represented are reflected on the MJHI web site at www.mjhi.com.

The combined company intends to create a leading North American vertically integrated cannabis products operator and telehealth provider with the management, capabilities, knowledge, resources, and scale to successfully capitalize on the opportunities presented in the cannabis industry as more states legalize cannabis and cannabis products and as we approach federal legalization.

As we also head into a potential economic downturn both companies believe there will be numerous acquisition opportunities to purchase existing cannabis operations at depressed prices below fair entity value, and the combined company should be well positioned and structured to take advantage of these opportunities.

Cannabis Sativa’s President and CEO David Tobias and Patrick Bilton, Chairman and Chief Executive Officer of MJ Harvest Inc. issued a joint statement, “This transaction creates a solid foundation for the resulting entity to become a known leader in the cannabis industry in North America. The combined company will be in a better position to create shareholder value while we immediately benefit from the significant synergies amongst our companies. We are both very excited about the pending merger and we give our full support and commitment to the completion of this merger.”

About Cannabis Sativa, Inc.

Cannabis Sativa, Inc. ("CBDS") is engaged in telehealth through its 51% owned subsidiary, and the licensing of cannabis-related intellectual property, marketing and branding for cannabis-based products and services, operation of cannabis-related technology services, and ancillary business activities. CBDS holds a U.S. patent on the Ecuadorian Sativa strain of Cannabis, a U.S. Patent for a marijuana lozenge; a Cannabis-based pharmaceutical composition for the treatment of hypertensive disorders by submucosal delivery and trade secret formulas and processes and operates subsidiary PrestoDoctor®. Cannabis Sativa IP includes the "hi" and "White Rabbit" brands, and domain name portfolio including cbds.com and cannabissativa.com.

About MJ Harvest Inc.

MJHI cultivates, harvests, manufactures and sells cannabis products through its growing relationship with PPK. PPK sells and markets cannabis flower and edibles throughout Oklahoma and through a joint venture relationship with the Flandreau Santee Sioux Tribe in Flandreau, South Dakota. MJHI currently owns 25% of PPK with options to acquire up to 100% of PPK Investment Group at any time prior to March 31, 2023.

MJHI also acquires and markets products and technologies that are designed to benefit growers and processors in the horticultural and agricultural industries. MJHI launched www.procannagro.com to provide a professionally designed and maintained web-based marketing outlet for the company's brands and technologies.

Forward-Looking Statements

This press release contains "forward-looking statements." Although the forward-looking statements in this release reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission, including the risk factors that attempt to advise interested parties of the risks that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. Underlying assumptions include without limitation, the ongoing enactment of legislation favorable to the production of and the commercialization of cannabis products and the

Company's success in capitalizing on that legislation. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. No assurances are, or can be given, that the parties will enter into a definitive merger agreement for any potential strategic acquisition, or that if such agreement is entered into, that the transaction would close, if at all, on the terms set forth in this release, or that the merged acquired business would be successful. Certain conditions to any closing of a potential merger acquisition would likely be outside of our control. The Company assumes no obligation to update any forward-looking statement to reflect any event or circumstance that may arise after the date of this release.

Contact Information:

(702) 762-3123

https://www.cannabissativainc.com